                                                                    Exhibit 10.6

                   COLO.COM AND NEXTLINK DEFINITIVE AGREEMENT

This Definitive Agreement ("Agreement") is entered into this 23rd day of December 1999 (the "Effective Date") by and between NEXTLINK COMMUNICATIONS, Inc., a Delaware corporation ("NEXTLINK"), and COLO.COM, a California corporation ("COLO"). NEXTLINK and COLO are referred to herein separately as "Party" and together as "Parties." The Effective Date of this Agreement is the same date as the closing date of the COLO Series C preferred stock offering between COLO and NEXTLINK.

For good and valuable consideration, COLO and NEXTLINK hereby agree as follows:

A.   DEFINITIONS.

     1. Carrier Termination Equipment Space: means a carrier termination equipment bay for which NEXTLINK has an Option.

     2. Colocation Space: means colocation space from 500 to 1,000 square feet for which NEXTLINK has an Option.

     3. Customary Services: means those services that COLO provides to its own termination space or to the termination space of its carrier or non-carrier customers, including power (electricity, N+1 UPS system deployed in parallel redundant configuration, and generator backup to 100% of customer peak load), conditioning (data grade HVAC, constant 72 degree ambient air temperature, and constant 45% humidity), state of the art fire suppression system, security and smart hands, and such other services set forth on the attachment to this Agreement.

     4. Neutral Central Office ("NCO"): means real property and improvements that are used or planned to be used, as the context of the provision requires, by COLO as a carrier-neutral central office for colocation and for locating and interconnecting servers, routers, data communications equipment, telecommunications equipment and other equipment used by COLO and/or its customers.

     5. Network: means the terrestrial telecommunications network of one of the Parties, as the context of the provision requires or as contemplated under this Agreement, including facilities leased or acquired from other carriers.

     6. Option: means the option NEXTLINK has under this Agreement to lease each of the Telecommunication Equipment Spaces described in Section F.

     7. Prioritized Option/Partners: means a partner that is strategic to COLO and provides substantial economic, business and/or marketing benefit to COLO.

     8. Tower Rights: means a annually agreeable amount of wireless communication tower space satisfactory for NEXTLINK's technical needs for which NEXTLINK has an Option.

     9. Space Agreement: means an agreement for Telecommunications Equipment Space entered into between the Parties as provided in Section F below, including the Colocation Space and Carrier Termination Equipment
          Space Agreement (Exhibit A):

     10. Telecommunications Equipment Space: means the space COLO shall provide to NEXTLINK in COLO's NCOs as provided in Section F below.

B.   TERM.

     The term of this Agreement shall be 5 years commencing on the Effective Date. NEXTLINK shall have the right to renew this Agreement for 2 additional 5-year terms by giving COLO written notice at least 90 days before the then-current term expires. As used herein, the word "Term" shall mean the initial term and any renewal terms.


CONFIDENTIAL                      Page 1 of 12                 December 23, 1999

C.   NEXTLINK EQUITY INVESTMENT.

     By means of a separate Series C Preferred Stock Purchase Agreement entered into concurrently herewith, NEXTLINK shall agree to invest $5,000,000 in COLO in a private placement of equity securities by purchasing approximately 500,000 shares of COLO's Series C Preferred Stock.

D.   COLO'S NEUTRAL CENTRAL OFFICES.

     1. COLO represents and warrants that, as of the date of this Agreement, it owns or is authorized to control the NCOs listed as "Current NCOs" on Attachment 1 and COLO plans to own or obtain authorization to control the NCOs listed as "Planned NCOs" on Attachment 1. COLO shall notify NEXTLINK promptly after COLO obtains additional NCOs, including a description of each new NCO. In addition, each quarter COLO shall provide an electronic copy of an updated Attachment 1 to NEXTLINK to the e-mail address listed in Section I.12 below.

     2. COLO represents and warrants that it shall own or control at least 43 domestic and 13 international operational NCOs by December 31, 2001. In addition, COLO represents and warrants that it has sufficient Colocation Space and Carrier Termination Equipment Space in its Current NCOs to allow NEXTLINK to exercise its Options to such space (with the exception of Colocation Space in the 8619 Westwood, Vienna, VA NCO) and shall have sufficient Colocation Space and Carrier Termination Equipment Space available to NEXTLINK as contemplated under this Agreement at NCOs that become Current NCOs during the term of this Agreement. COLO further represents and warrants that it has not granted any priorities or options superior to NEXTLINK's priorities and Options under this Agreement.

     3. COLO represents and warrants that as of the date it notifies NEXTLINK that an NCO is a Current NCO, COLO has good marketable fee simple title or has a valid, enforceable leasehold interest or a valid, enforceable license authorizing COLO to control the NCO and the property upon which the NCO is located to such an extent as permits COLO to perform fully its obligations under this Agreement.

E.   CONNECTION OF NEXTLINK'S NETWORK TO COLO'S NCOs.

     1. COLO shall grant to NEXTLINK a warrant to purchase up to 300,000 shares of COLO's Series C Preferred ("Warrant Shares"), as appropriately adjusted for any future stock splits, stock combinations or stock dividends or similar transactions affecting COLO's capital stock, in a separate Warrant Agreement entered into concurrently herewith (the "Warrant"). The Warrant shall be subject to the following terms:

          a. The Warrant shall have a term of 5 years from the date the Warrant is issued;

          b. For each NCO to which NEXTLINK initiates the process of interconnecting to its Network on or prior to March 15, 2000, up to a total of ten (10) NCOs, NEXTLINK shall have the right to exercise its purchase rights represented by the Warrant with respect to 30,000 Warrant Shares. NEXTLINK shall be deemed to have initiated the interconnection process for a NCO upon its delivery to COLO of a copy of the business case prepared by NEXTLINK's National Sales group for the applicable NEXTLINK local operating subsidiary with respect to the interconnection of the NCO in question. COLO agrees and acknowledges that each business case is subject to the approval of, and revision and modification by, the local operating subsidiary. NEXTLINK in good faith will exercise commercially reasonable efforts to complete the interconnection of its Network to each such NCO site within nine (9) months from the date that the interconnection process is deemed to be initiated pursuant to this paragraph.

          c. The exercise price per share of COLO's Warrant Stock shall be Ten Dollars ($10.00); and

          d. In lieu of exercising the Warrant for cash, NEXTLINK may, at its option, pay the exercise price on a next exercise or cashless basis.




CONFIDENTIAL                      Page 2 of 12                 December 23, 1999

     2. NEXTLINK in good faith will exercise commercially reasonable efforts to interconnect its Network to ten (10) NCO sites, within two (2) years from the date of this Agreement, in addition to the ten (10) NCOs to which it initiates the interconnection process, pursuant to paragraph 1 of this section. NEXTLINK may choose NCO sites that are listed on Attachment 1 or NCOs established subsequent to the date of this Agreement. COLO will regularly apprise NEXTLINK of newly leased NCO sites and the status of planned NCO sites. For each NCO that NEXTLINK designates for interconnection, the Parties shall mutually agree upon the demarcation point, and COLO shall provide NEXTLINK with reasonable access for NEXTLINK to bring its facilities into the NCO for interconnection and to repair, replace and maintain those facilities.

     3. COLO shall use its reasonable efforts to acquire or obtain authorization to control any NCOs in locations selected by NEXTLINK under this Section E that are not Current NCOs as listed on Attachment 1. COLO shall notify NEXTLINK in writing when COLO has acquired or obtained authorization to control an NCO that NEXTLINK has selected, with copies of the documents evidencing such acquisition or authorization. When NEXTLINK receives notice from COLO that COLO has obtained or been authorized to control an NCO that NEXTLINK has requested for interconnection, NEXTLINK shall connect its network to that NCO within 9 months after the date it received such notice.

F.   COLO'S PROVISION OF TELECOMMUNICATIONS EQUIPMENT SPACE

     1. Options. In each of COLO's NCOs (except in the 8619 Westwood, Vienna, VA NCO as to Colocation Space only), NEXTLINK and its affiliates shall have an Option on the each of the following:

          a. Colocation Space. NEXTLINK may, at its option, take down Colocation Space in increments of 100 square feet;

          b. Carrier Termination Equipment Space. COLO shall provide, at its sole cost and expense, 4 adjacent, full-height equipment racks in each Carrier Termination Equipment Space; and

          c. Wireless Communication Tower Space. COLO shall use its reasonable efforts to obtain Wireless Communication Tower Space for NEXTLINK's technical requirements at all NCOs, provided that NEXTLINK has given COLO reasonable advance notice of its wireless communication tower requirements (i.e., technical and space requirements) to COLO. NEXTLINK may, but shall not be obligated to, assist COLO in its efforts to obtain those roof rights.

     2.   Exercise of Options.

          a. Available Space. COLO shall give NEXTLINK written notice for each NCO whenever COLO reaches 70% occupancy and/or receives a bona fide offer(s) for 70% of the colocation space in a given site. In that written notice, COLO shall request that NEXTLINK declare within 30 days from the date of the request whether it intends to exercise its right to up to 1000 square feet of Telecommunications Equipment Space. COLO also shall give NEXTLINK written notice for each NCO of the availability of any Tower Rights in that NCO and, subsequently, upon reaching 70% occupancy and/or the receipt of a bona fide offer(s) for 70% of the Tower Rights available at an NCO. If NEXTLINK fails to respond within the 30-day period, NEXTLINK shall be deemed to have waived the Option and COLO shall be free to offer the Equipment and Tower Space to other interested Parties. NEXTLINK's right to last available space under this Section F.2a shall expire three years after execution of this Agreement.

          b. Last Available Space. COLO shall give NEXTLINK written notice for each NCO whenever COLO shall have received a written request from a carrier seeking to occupy the last Carrier Termination Space (POP Room) in such NCO. COLO shall request that NEXTLINK declare within 30 days from the date of the request whether it intends to exercise its rights to the last Carrier Termination Space. If NEXTLINK fails to respond within the 30-day period, NEXTLINK shall be deemed to have waived the Option and COLO shall be free to offer Carrier Termination space to other interested Parties. NEXTLINK's right to last available space under Section F.2.b shall run for the term of this Agreement.

          c. Notice of Exercise of Option. NEXTLINK may exercise any Option by giving COLO written notice specifying the NCO and the type and size of the space, provided, however, that the size and configuration of any Tower Rights shall be mutually agreed to by the Parties.


CONFIDENTIAL                      Page 3 of 12                 December 23, 1999

          d. Space Agreements. For each space for which NEXTLINK exercises an Option, the Parties shall enter into the appropriate Space Agreement, as follows, within 10 days of the date NEXTLINK exercises its option. The Colocation Space Agreement and Carrier Termination Equipment Space Agreement is attached hereto as Exhibit A; and the Tower Rights Agreement is attached hereto as Exhibit B (each a "Space Agreement").

     3. Customary Services. COLO shall provide all its Customary Services to Carrier Termination Equipment Space for which NEXTLINK exercises its Option, at no additional charge. Other Telecommunications Equipment Space will be provided with Customary Services at the rates provided in Attachment 2.

     4.   Payment for Telecommunications Equipment Space.

          a. Rental Rate. The rental rate for the Telecommunications Equipment Space shall be the rates listed in Attachment 2; provided, however, that if COLO offers or gives a lower rate to a Prioritized Option/Partner, those lower rates shall apply to the Telecommunications Equipment Rate. Within 5 days after NEXTLINK exercises an Option, COLO shall provide NEXTLINK with a list of the rates it has given in the previous 12 months and the rates it is then-currently offering to its Prioritized Option/Partners. NEXTLINK shall have 10 days to notify COLO, either (i) affirming the rental rate (either the rate listed in Attachment 2 or the rate provided to other customers as stated by COLO) or (ii) disputing the rental rate proposed by COLO for the Telecommunications Equipment Space. If NEXTLINK disputes the rental rate provided by COLO, NEXTLINK shall pay the lowest rate proposed by COLO pending resolution of the dispute of COLO provides a better rate to itself or another customer during the terms of a Space Agreement between the Parties, NEXTLINK shall be entitled to that same rate as of the date that better rate is granted.

          b. Obligations to Pay Rent. NEXTLINK's obligation to pay rent to COLO shall begin: (i) for Colocation Space, the date that is 45 days after the date that NEXTLINK exercises its option to the space, provided that the Parties have timely entered into a Colocation Space Agreement; (ii) for Carrier Termination Equipment Space and Wireless Communication Tower Space, the date that is 30 days after NEXTLINK exercises its option to the space, provided that the Parties have timely entered into the applicable Space Agreement.

          c. Prepaid Carrier Termination Space. NEXTLINK hereby receives a credit entitling it to free rent for 40 Carrier Termination Equipment Spaces at NCOs selected by NEXTLINK. The rent credit for each space shall apply for 24 months from the date that NEXTLINK first occupies that space ("Rent Credit Period"). Within 25 days before the end of the Rent Credit Period, COLO shall provide NEXTLINK with a list of the rates it has given in the previous 12 months and the rates it is then-currently offering to its Prioritized Option/Partners for Carrier Termination Equipment Spaces. NEXTLINK shall notify COLO within 10 days whether NEXTLINK wishes to terminate a Carrier Termination Equipment Space Agreement after the Rent Credit Period, in which case the applicable Space Agreement shall terminate effective as of the end of the Rent Credit Period. If NEXTLINK does not terminate the Carrier Termination Equipment Space Agreement, Section F.4.a shall apply to finalize the rental rate.

G.   RESELLER PRIVILEGES.

     Upon mutual agreement of the Parties, NEXTLINK shall have the right to resell COLO's services under COLO's standard reseller agreement, and under the then-best reseller discounts and/or commissions offered or given by COLO to any of its other customers.

H.   PREFERRED PROVIDER.

     In the event that COLO decides to interconnect and internetwork its NCOs or to resell transport and carrier services, COLO will make NEXTLINK its preferred provider for the required transport if NEXTLINK satisfies COLO's technical and operational requirements and offers reasonable installation intervals and market pricing. NEXTLINK shall provide such transport arrangements to COLO pursuant to its then generally applicable terms and conditions for such services.

I.   MISCELLANEOUS.

     1. Confidentiality. Both Parties shall use reasonable and good faith efforts to maintain, except as required by law, the confidentiality of this Agreement (including all Attachments and Exhibits), the transactions proposed in this Agreement, and confidential information shared with each other under this Agreement. Any communications about the transactions contemplated herein other than to key management employees, shall be jointly coordinated between the Parties.

CONFIDENTIAL                            Page 4 of 12       December 23, 1999

      2. Limitation of Liability. Neither Party shall be liable to the other Party, or to the other Party for any liability to a third party as provided in
Section I.3, for any indirect, consequential, special, incidental, reliance, or punitive damages of any kind or nature whatsoever (including but not limited to any lost profits, lost revenues, lost savings, or harm to business) arising out of this Agreement, regardless of the foreseeability thereof.

      3.    Indemnification.

            a. COLO shall indemnify, defend and hold harmless NEXTLINK and its subsidiaries, affiliates, employees, directors, officers, and agents from and against all claims, demands, actions, causes of actions, damages, liabilities, losses, and expenses (including reasonable attorney's fees) incurred as a result of (i) claims for libel, slander, infringement of copyright or unauthorized use of trademark, trade name or service mark arising out of the transactions contemplated herein; (ii) claims for patent infringement arising from combining or connection of facilities to NEXTLINK's Network; and (iii) claims for damage to property and/or personal injuries (including death) arising out of COLO's negligence or willful act or omission.

            b. NEXTLINK shall indemnify, defend and hold harmless COLO and its subsidiaries, affiliates, employees, directors, officers, and agents from and against all claims, demands, actions, causes of actions, damages, liabilities, losses, and expenses (including reasonable attorney's fees) incurred as a result of (i) claims for libel, slander, infringement of copyright or unauthorized use of trademark, trade name or service mark arising out of the transactions contemplated herein; (ii) claims for patent infringement arising from combining or connection of facilities to COLO's Network; and (iii) claims for damage to property and/or personal injuries (including death) arising out of NEXTLINK's negligence or willful act or omission.

            c. The warranties set forth in this Agreement constitute the only warranties with respect to this Agreement. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE.

      4. Organizational Representations and Warranties. NEXTLINK represents and warrants to COLO that it is an entity, duly organized, validly existing and in good standing under the laws of its origin, with all requisite power to enter into and perform its obligations under this Agreement in accordance with its terms. COLO represents and warrants that it is an entity, duly organized, validly existing and in good standing under the laws of its origin, with all requisite power to enter into and perform its obligations under this Agreement in accordance with its terms.

      5. Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld.

      6. Amendment. This Agreement shall be amended only by written agreement signed by authorized representatives of both Parties.

      7. Governing Law Venue. This Agreement shall be interpreted according to the laws of the state of Delaware, without regard to choice of law principles. Except as otherwise provided in Section I.9 below, venue shall be in the state of California.

      8. Attorney Fees. In any claims under this Agreement, each side shall bear its own costs and attorneys fees.

      9. Dispute Resolution. In the event of a monetary dispute between COLO and NEXTLINK concerning a principal amount in controversy of less than $50,000 (specifically excluding all nonmonetary claims or disputes) arising out of the Agreement, COLO and NEXTLINK shall attempt to resolve such dispute through negotiations for thirty (30) days. If


CONFIDENTIAL                    Page 5 of 12        December 23, 1999
event that any Party shall fail to so appoint an arbitrator, the arbitrator appointed by the other Party shall be the sole arbitrator. If two arbitrators shall be so appointed, such two arbitrators shall, within ten (10) additional days of the appointment of the last appointed arbitrator, select a third arbitrator with the same qualifications. If the two arbitrators are unable to agree concerning the third arbitrator, such matter shall be submitted to the presiding judge of a court of competent jurisdiction in the circuit, district, county (or other comparable geographic designation) in which the Building is located and the selection of the third arbitrator by such presiding judge shall be binding upon COLO and NEXTLINK. Within thirty (30) days of the selection of the third arbitrator (or, if applicable, the sole arbitrator) or within such longer, but reasonable period of time permitted by a majority of arbitrators
(or the sole arbitrator, if applicable), each Party shall make a written submission to the arbitrator(s), including the Party's position concerning the dispute and proposed resolution thereof, and, within twenty (20) days of receipt of such submissions, the arbitrator(s) shall select the proposed resolution that is most appropriate, taking into account the terms and provisions of the Agreement, applicable law, and other relevant facts and circumstances. The decision of any two arbitrators (if three arbitrators shall have been selected) shall be binding on COLO and NEXTLINK; if only one arbitrator shall have been selected, the decision of the sole arbitrator shall be binding on COLO and NEXTLINK. The compensation of the arbitrator(s) shall be borne equally by COLO and NEXTLINK. The Parties shall reasonably cooperate to exchange documents or information necessary in order to prepare the submissions required hereunder; provided, however, that the COLO and NEXTLINK acknowledge and agree that a principal purpose of such arbitration is to avoid, if possible, and to minimize the costs of, document and information exchange. In the event of any dispute concerning the exchange of documentation or information necessary in order to prepare the required submissions, such dispute shall be submitted to the arbitrator(s) and the decision of a majority of the arbitrators shall be conclusive on COLO and NEXTLINK.

     10. No Waiver. The failure of a Party to insist on compliance with any of the terms and conditions of this Agreement shall not be considered the waiver of any other term or condition of this Agreement.

     11. Entire Agreement. This Agreement sets forth the entire understanding of the Parties and supersedes any and all prior agreements, arrangements or understanding relating to the subject matter hereof.

     12. Notices. Except as otherwise expressly provided herein, notices under this Agreement shall be in writing and delivered by personal delivery, overnight delivery service, or by certified mail, return receipt requested, to the persons whose names and addresses appear below. Such notice shall be effective on the date of receipt or refusal thereof by the receiving Party.

          COLO:                    NEXTLINK

COLO.COM                                NEXTLINK Communications Inc.
2000 Sierra Point Parkway               14811 N. Kirkland Blvd., Suite 100
Brisbane, CA 94005                      Scottsdale, AZ 85254
Attn: General Counsel                   Attn: Vice President, National Sales

                                      with a copy to:
                                      NEXTLINK Communications, Inc.
                                      14811 Farm Credit Drive
                                      McLean, VA 22102
                                      Attn: General Counsel

13. Attachments and Exhibits. The following attachments and exhibits are incorporated in this Agreement.

     Attachment 1 - COLO's Neutral Central Offices
     Attachment 2 - Prioritized Option/Partners Rental Rates
     Exhibit A - Colocation and Carrier Termination Equipment Space Agreement Exhibit B - Tower Rights Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

CONFIDENTIAL                             Page 6 of 12      December 23, 1999

NEXTLINK Communications, Inc.                COLO.COM

By: /s/ [Signature Illegible]                By: /s/ [Signature Illegible]
    -------------------------                   --------------------------

Title: Asst. Sec.                            Title: S.U.P. Operations/Admin
       ----------------------                     ------------------------

Date: 2/23/99                                Date: 12-23-95
     ------------------------                     ------------------------









CONFIDENTIAL                      Page 7 of 12                 December 23, 1999

                                  ATTACHMENT 1

     COLO's Neutral Central Offices [Insert Lists as previously provided in Due Diligence to Hank Koerner]

Current NCOs:

1.   Los Angeles (Garland Bldg. 1200 W. 7th Street, Los Angeles CA 90017)

2.   Washington DC (8619 Westwood Center Drive, Vienna, VA 22182)

3.   Chicago (725 Wells, Chicago, IL 60607)

4.   San Francisco (1400 65th Street, Emeryville, CA 94608)

5.   Milwaukee (Wells Bldg. 324, E. Wisconsin, Milwaukee, WI 53202)


Planned NCOs:

1.   Dallas (Infomart, 1950 Stemmons Freeway, Dallas, TX 75207)

2.   Chicago (800 Jorie Blvd., Oak Brook, IL 60523)

3.   San Francisco (650 Townsend, San Francisco, CA 94103)

4.   Fort Worth (Burnett Plaza - 801 Cherry Street, Fort Worth, TX 76102)

5.   New York (395 Hudson Street, New York, NY 10014)

6.   Las Vegas (7185 Pollock Drive, Las Vegas, NV 89119)

                                  ATTACHMENT 2

                    PRIORITIZED OPTION/PARTNERS RENTAL RATES

---------------------------------------------------------------------------------------
TYPE OF SPACE                      LOCATION              RENTAL RATE PER MONTH
---------------------------------------------------------------------------------------
  Prepaid Carrier Termination                                  $700/rack
                                   ----------------------------------------------------

                                   ----------------------------------------------------

                                   ----------------------------------------------------

---------------------------------------------------------------------------------------
         Colocation                                40% discount off following rates:

                                                            $1,400 full rack
                                                            $1,100 half rack
                                                            8x7 cage $4,600
                                                           10x10 cage $8,000
                                                     $55 per sq. ft. of bulk space
                                   ----------------------------------------------------

                                   ----------------------------------------------------

                                   ----------------------------------------------------

---------------------------------------------------------------------------------------
Carrier Termination Equp't Bays                                $700/rack
                                   ----------------------------------------------------

                                   ----------------------------------------------------

                                   ----------------------------------------------------

---------------------------------------------------------------------------------------
 Wireless Communications Tower                       40% discount of standard fees
                                   ----------------------------------------------------

                                   ----------------------------------------------------

                                   ----------------------------------------------------

---------------------------------------------------------------------------------------
       Cross Connects                             65% off standard cross-connect fees
                                   ----------------------------------------------------

                                   ----------------------------------------------------

                                   ----------------------------------------------------

                                   ----------------------------------------------------

---------------------------------------------------------------------------------------


CONFIDENTIAL                      Page 9 of 12                 December 23, 1999

                               CUSTOMARY SERVICES

1. Ample clean, reliable, redundant, battery backed AC and DC power, and management services of same.

2. Ample reliable, redundant heating, cooling, air filtering and other customary environmental conditioning, and management services of same.

3. Ample reliable, redundant, multi-level security systems and services, including but not limited to 24 x 7 camera surveillance, biometric scanners, secure pass key locking systems, and 24 x 7 on premises security personnel, and management services of same.

4. Ample clean space in the form of partial and whole racks, caged space, and bulk space designed appropriately for telecommunications and server collocation, and management services of same.

5. Ample reliable, redundant, modem cabling plant including but not limited to Car 5 UTP, COAX, and fiber optic cables and associated cross connect services designed appropriately for handling POTS to OC-192 to gigabit ethernet, and management services of same.

6. "Smart hands" services in the form of trained telecommunications and networking engineers who can provide remote services that include but are not limited to equipment unpacking, racking, connecting, initial boot up, diagnostic, troubleshooting, configuration and testing services, and management of same.



CONFIDENTIAL                     Page 10 of 12                 December 23, 1999

                                   EXHIBIT A

Colocation and Carrier Termination Equipment Space Agreement








CONFIDENTIAL                     Page 11 of 12                 December 23, 1999

                                   EXHIBIT A

COLO.COM Terms and Conditions for Delivery of Service. These terms and conditions are applicable to the COLO.COM ("COLO") Service Order Form ("Order Form") and are incorporated in each Order Form.

1. LICENSE. COLO hereby grants and Customer hereby accepts a limited license ("License") to colocate computer and communications equipment ("Equipment") or Carrier Termination Equipment ("Termination Equipment") in a portion of the Supplier controlled space ("Space") located at the premise(s) ("Premise" or "Premises") listed on the Order Form. COLO reserves the right to relocate, change or otherwise substitute the exact location of the Space, at any time during the Term of the License, provided that the substitute space is substantially similar to the original Space allotted and within the same geographic location and that COLO pays all reasonable costs of relocation and assets in the relocation. Provided that, if COLO moves the Carrier Equipment Termination Bay, it shall do so for all customers, including Customer.

     Customer hereby acknowledges and agrees that it has not been granted any real property interest in the Space or any of the Premises and that Customer has no rights as a tenant under any real property or landlord/tenant laws, regulations or ordinances.

     Access and Services Provided

     Where and as available to COLO, COLO will provide Customer, and its contractors or agents, with twenty-four hours a day, seven day a week access to the Space for installation, maintenance, repair, replacement or operation of the Equipment or Termination Equipment. For Termination Equipment, COLO shall provide 4 adjacent full height equipment racks in the primary Space it makes available to carriers for termination of their facilities. COLO will provide electrical power, heating, air conditioning and other environmental services and arrangements necessary to use of the Equipment in the Space. COLO shall permit Customer to cross connect to other facilities or Equipment of Customer or to other Customers in the Space and shall make available necessary facilities and access for such cross connections or related arrangements or shall itself provide cross connections and related services. COLO shall also make available access, Space and other facilities or arrangements necessary for Customer to connect its network to the Equipment or Termination Equipment, including from and to the building demarcation point.

2. USE OF SPACE. Customer agrees to use the Space solely for the installation, maintenance, operation, and removal of Equipment or Termination Equipment. Nothing herein shall transfer ownership of the Equipment or Termination Equipment to COLO and the Equipment or Termination Equipment will remain the property of the Customer.

3. CUSTOMER USE. Customer shall abide by any posted or otherwise communicated policies and procedures relating to COLO's facilities that are reasonable and customary in the industry.

4.   COLO. COLO will have the right to terminate Customer's License on sixty
     (60) days' notice if COLO loses rights to the Premises for reasons outside COLO's control. Provided that, COLO thereafter will make reasonable alternative space available and assist in any necessary transition to alternative Space.

5. SERVICES & FEES. The Order Form lists the basic services and prices thereof ("Services") as of the order date. COLO may increase the amount Customer pays for Services pursuant to the Definitive Agreement.

6. PAYMENT. Customer shall pay COLO when due for all Services ordered or used, including all applicable taxes, surcharges, and other government imposed fees. All Services shall be invoiced on a monthly basis and are due on or before the date appearing on the monthly billing statement. Any invoice not paid by the due date shall be deemed delinquent and is subject to interest charges accruing at a rate

                                   EXHIBIT A

     of 1.5% per month, Customer shall be liable for all costs of collection of any delinquency, including any and all collection agency fees, reasonable attorneys' fees, and court costs.

 7. PAYMENT DISPUTE. Should Customer dispute any bill or any portion thereof, Customer shall pay the undisputed amount of the outstanding bill by the due date and send COLO a written explanation outlining the basis for the dispute. COLO shall investigate any disputed bill and within a reasonable time notify Customer of the outcome of such investigation. Any dispute that cannot be resolved by agreement shall be resolved by arbitration as provided in Section 16.

 8. TERM. The term and Customer's obligation to pay COLO for the use of the Space shall be as provided in the Definitive Agreement or the Order Form.

 9. CONFIDENTIALITY. Each Party, for itself, its agents, employees and representatives agrees that it will not divulge any confidential or proprietary information that it receives from the other Party. The terms and conditions of this contract, but not the fact this agreement has been entered shall be considered confidential or proprietary information under this paragraph. Neither Party will use the other's name in marketing materials without prior written consent. Customer hereby grants COLO a limited license to use any of its trade names and / or trademarks or servicemarks in any news release, marketing materials, or on COLO's web site announcing the agreement provided that COLO obtains Customer's prior written approval in each instance. All goodwill associated with Customer's trade names, trademarks or servicemarks will inure solely to Customer.

10. INSURANCE. At all times during the term of the Order Form, and at each party's expense, COLO and Customer, and any contractors or other third parties representing Customer, shall maintain All Risk Property and casualty insurance and comprehensive general liability insurance (collectively "Policy"), insuring against all hazards and risks customarily insured against by persons colocating Equipment in buildings. The Policy should be written on a per-occurrence basis with blanket contractual liability coverage, with respect to use of the Space and operation of business therein, with a combined single-limit coverage of not less than One Million Dollars ($1,000,000) and an aggregate umbrella coverage of not less than an additional One Million Dollars ($1,000,000).
     A per occurrence limit of ($2,000,000) will be acceptable as well. At all times during the term of the Order Form, COLO requires Customer to name COLO and if requested by COLO in writing the landlord(s) for each Premise as or additional insured on the Policy. All policies shall provide that Customer's insures' waive all rights of subrogation against COLO.

     COLO and Customer shall maintain property insurance including EDP perils written on a "Special Form" basis at full replacement cost value. The definition of property will include data and media.

     Customer shall promptly deliver to COLO certificates of insurance issued by the insurance company or its authorized agent for the Policy. The Policy shall provide that it cannot be cancelled or modified unless COLO is given 30 days prior written notice of such cancellation or modification. Customer shall require any contractor, subcontractor, sublicensee entering the Space on its behalf to procure and maintain the same types, amounts and coverage extensions as required of Customer.

     Customer shall procure and maintain workers' compensation insurance complying with the law of the applicable state or states, whether or not such coverage is required by law, and employer's liability insurance with limits of no less than One Million Dollars ($1,000,000). Customer shall place the Policies required herein with a carrier with an AM Best rating of A- VIII or better. The insurance requirements set forth herein are independent of COLO's and Customer's indemnification and other obligations under and shall not be construed or interpreted in any way to restrict, limit,

                                   Exhibit A


     or modify COLO's or Customer's indemnification and other obligations, or to limit COLO's or Customer's liability.

11. SERVICES PERFORMED. At times Customer may direct COLO to perform services that are part of COLO's service packages, installation packages, regular maintenance activities via service requests or under COLO's hourly service rates. These services typically will be associated with maintenance/installation type activities. COLO or where applicable, COLO's contractors, subcontractors etc. will not be responsible for any damage to Customer's equipment during such directed activities; provided COLO or COLO's contractors and subcontractors follow Customer's directions.

12. INDEMNITY. To the fullest extent permitted by law, each Party shall, at that Party's expense, indemnify, defend and hold the other Party, its shareholders, officers, directors, agents, and employees harmless from and against all Claims, as defined below, from any cause arising out of or relating (directly or indirectly) to this Agreement, except claims arising out of or relating to the willful or intentional misconduct or negligence of the other Party. For purposes of this Agreement, "Claims" means any and all claims, causes of action (whether based on tort or contract or principles, law or equity, or otherwise), charges, assessments, fines, and penalties of any kind (including consultant and export expenses, court costs, and reasonable attorneys' fees). This indemnification extends to and includes Claims for: (i) injury to any persons (including death at any time resulting from that injury); (ii) loss of, injury or damage to, or destruction of real or personal property (including all loss of use resulting from that loss, injury, damage, or destruction of the Space or Premises); and (iii) all direct economic losses. The indemnification may not be construed or interpreted as in any way restricting, limiting, or modifying COLO's or Customer's insurance or other obligations under the Order Form and is independent of COLO's and Customer's insurance obligations. The provisions of this paragraph shall survive the expiration or earlier termination of the Order Form until all Claims involving any of the Indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitation.

13. DISCLAIMER OF WARRANTY. COLO represents that it has full rights and legal authority to grant the rights herein and that COLO is not aware of and will correct any latent defects. Otherwise, Customer accepts the Space and services on an 'as is' basis at its own risk. Unless specifically stated herein, COLO makes no warranties, express or implied, as to the Space, Premises, or services. COLO specifically disclaims any and all express or implied warranties, including without limitation any warranties of merchantability or fitness for a particular purpose.

14. DEFAULT. In the event that Customer fails to perform any material obligation under the Order Form which has not been cured within thirty
     (30) days of receiving a written notice of default, COLO shall have the right to immediately terminate the License; provided however that in the event that any action or non-action threatens or causes harm to any Space or Premises, COLO shall have the right to immediately request cessation of the action or that Customer take immediate curative action.

15. TERMINATION. Upon expiration or earlier termination of the License; (1) COLO will cease providing Services under the Order Form, or any applicable License; (2) any and all payment obligations of Customer then existing under this Order Form will become due and payable immediately; (3) Customer shall quit and peacefully surrender that portion of the applicable Space it uses to COLO and remove all Equipment or Termination Equipment from all affected Space, at its expense; (4) Customer, at its expense, shall repair, replace, or compensate COLO for any damage to the Space or Premises resulting from the removal of the Equipment or Termination Equipment within thirty (30) days of receiving notice of any such damage; (5) within forty-five (45) days after the expiration or earlier termination date of the Order Form or the appropriate License, if Customer has not removed the Equipment or Termination Equipment from the appropriate Premise(s) and COLO has provided ten (10)

                                   EXHIBIT A

     days written notice thereof to Customer, Customer shall be deemed to have abandoned its claim of ownership to the Equipment or Termination Equipment and to have conveyed all of its right, title, and interest to the Equipment or Termination Equipment to COLO without set-off or any other credit of any amount that may be owed to COLO by Customer, and (6) each party shall return all Confidential Information of the other Party in its possession and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement.

16. ARBITRATION. Any disputes arising in connection with the Order Form or this License that cannot be amicably settled by direct negotiations will be submitted to final and binding arbitration in accordance with the then-prevailing commercial rules of the American Arbitration Association. The arbitration will be held in San Francisco, California. Unless otherwise agreed to by the Parties, one (1) arbitrator shall hear the matter. The arbitrator's decision shall be based upon the Terms and Conditions, the Definitive Agreement, Order Form and applicable law giving full force and legal effect to the insurance, indemnity, disclaimer, and limitation of liability provisions. Any court with competent jurisdiction may enter judgment upon the award rendered by the arbitrator. Notwithstanding the foregoing, nothing contained herein shall prohibit either Party from initiating judicial proceedings for the limited purpose of seeking an unlawful detention order or seeking other provisional or equitable remedies. Any such judicial proceedings shall be heard by the state or federal court located in the county where the applicable Space, Premise, or Equipment is located. In all other respects this Section shall govern resolution of any controversy or claim arising in connection with the Order Form.

17. FORCE MAJEURE. Notwithstanding anything to the contrary contained herein, neither party shall be liable for any loss or damage, or deemed to be in breach of the Order Form due to a failure to perform, wholly or in part, if such nonperformance is due to causes beyond that Party's control, including acts of God, fire, explosion, earthquake, hurricane, tornado, wind, flood, storm or other natural occurrences; vandalism; third party theft; computer, voice mail, e-mail, or other telecommunications system failure; any law, order, regulation, direction, action or lawful demand of any Federal, state, local or foreign governments having jurisdiction or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more such governments, or of any civil or military authority; national emergency; insurrection; riot; war; strike, lockout, work stoppage or other such labor difficulty.

18. ASSIGNMENT. The Order Form shall not be assigned or delegated without first obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any purported assignment or delegation without the required consent shall be null and void and of no legal force or effect.

19. GOVERNING LAW. The Order Form shall be governed by and interpreted in accordance with the laws of the State of California. In the event of a dispute or litigation regarding the Order Form, the prevailing party shall be entitled to receive reasonable attorneys fees and costs.

20. NO WAIVER. The failure of either Party at any time to enforce any right or remedy available to it under the Order Form with respect to any breach or failure shall not be construed to be a waiver of such right or remedy with respect to any other breach of failure.

21. LIABILITY. Except for the indemnification provided in Section 12, the liability of COLO for damages arising out of the furnishing of Space or services or the failure to provide Space or services, including but not limited to mistakes, omissions, interruptions, delays, tortious conduct, representations, errors, or other defects, whether by commission or omission, shall be limited to an amount equal to the fees for the use of the applicable Space. Except for the indemnification provided in Section 12, the liability of NEXTLINK for damages under or arising

                                   Exhibit A

      from this Agreement shall be limited to an amount equal to the fees for use of the applicable Space.

22. SURVIVAL. The obligations of confidentiality and indemnification shall survive the termination of any applicable Order Form.

23. ENTIRE UNDERSTANDING. The Order Form, these Terms and Conditions for Delivery of Service and the Definitive Agreement constitute the entire understanding of the parties related to the subject matter hereof. The Definitive Agreement shall prevail over these Terms and Conditions or the Order Form and the Terms and Conditions shall prevail over the Order Form.

                                   EXHIBIT B


                             TOWER RIGHTS AGREEMENT




CONFIDENTIAL                     Page 12 of 12                 December 23, 1999

                                TOWER AGREEMENT

This Tower Agreement ("Agreement") is made as of this _______ day of __________, 20__ ("Effective Date"), between COLO.COM, a California corporation ("COLO"), and NEXTLINK Communications, Inc. a Delaware corporation ("NEXTLINK").

1. LICENSE. COLO hereby grants and NEXTLINK hereby accepts a limited license to install, operate and maintain wireless telecommunications equipment and related equipment ("Equipment") on COLO's antenna tower ("Tower") on the roof of the building located at _____________________________ ("Building"). NEXTLINK shall also have the right to install all reasonable wiring related to the Equipment and to connect the same to NEXTLINK's equipment space, its customers or other carriers in the Building, provided that COLO has access to and the right to use risers or other functionally similar portions of the Building. NEXTLINK hereby acknowledges and agrees that it has not been granted any real property interest in the Tower or any of the Building and that NEXTLINK has no rights under this Agreement as a tenant under any real property or landlord/tenant laws, regulations or ordinances. COLO shall make the full rights hereunder available to NEXTLINK upon the Effective Date.

2. ACCESS. Where and as available to COLO, COLO will provide NEXTLINK, and its contractors or agents, with twenty-four hours a day, seven day a week access to the Tower for installation, maintenance, repair, replacement or operation of the Equipment. COLO will provide electrical power for the Equipment on the Tower.

3. PERMITS AND COMPLIANCE WITH LAWS. NEXTLINK shall be solely responsible for obtaining any permits and licenses required to install and operate the Equipment. COLO agrees to reasonably cooperate with NEXTLINK in executing any documents or applications required for NEXTLINK to obtain such permits and licenses needed for NEXTLINK to exercise its rights under this Agreement. NEXTLINK shall comply with all applicable laws with respect to its installation and operation of the Equipment.

4. USE OF SPACE. NEXTLINK agrees to use the Tower and related access solely for the installation, maintenance, operation, and removal of Equipment. Nothing herein shall transfer ownership of the Equipment to COLO and the Equipment will remain the property of the NEXTLINK. NEXTLINK shall abide by any posted or otherwise communicated policies and procedures relating to COLO's Tower that are reasonable and customary in the industry.

5. LOSS OF COLO'S RIGHTS TO TOWER. COLO will have the right to terminate this Agreement on sixty (60) days' notice if COLO loses rights to the Tower for reasons outside COLO's control; provided, however, that COLO thereafter will assist in any necessary transition to an alternative tower, if reasonable alternative antenna towers are available.

6. FEE AND PAYMENT. NEXTLINK shall pay COLO $___________ per month (pro rated for partial months), commencing 20 days after the Effective Date. COLO shall bill NEXTLINK on a monthly basis, and payment shall be due on or before the date appearing on the monthly billing statement. Any invoice not paid by the due date shall be deemed delinquent and is subject to interest charges accruing at a rate of 1.5% per month. NEXTLINK shall be liable for all costs of collection of any delinquency, including any and all collection agency fees, reasonable attorneys' fees, and court costs. NEXTLINK shall pay all taxes and other fees or charges attributable to the Equipment.

7. TERM. The term of this Agreement shall be ___ years from the Effective Date (plus any partial calendar month in which the Effective Date falls). NEXTLINK shall have the option of extending this Agreement, by giving COLO 90 days written notice before the expiration of the then-current term, for an additional ____ term(s) of ____ years upon the same terms and conditions as contained herein.

8. INSURANCE. At all times during the term of the Agreement, and at each party's expense, COLO and NEXTLINK, and any contractors or other third parties representing NEXTLINK or COLO, shall maintain All Risk Property and casualty insurance and comprehensive general liability insurance (collectively "Policy"), insuring against all hazards and risks customarily insured against by persons installing Equipment on antenna towers. The Policy should be written on a per-occurrence basis with blanket contractual liability coverage, with respect to use of the Tower, with a combined single-limit coverage of not less than One Million Dollars ($1,000,000) and an aggregate umbrella coverage of not less than an additional One Million dollars ($1,000,000). At all times during the term of the Agreement, NEXTLINK shall name COLO and, if requested by COLO in writing, the landlord(s) for the Building, as additional Insured on the Policy. COLO and NEXTLINK shall also maintain property insurance including EDP perils written on a "Special Form" basis at full replacement cost value. The definition of property will include data and media.

     NEXTLINK shall promptly deliver to COLO certificates of insurance issued by the insurance company or its authorized agent for the Policy. The Policy shall provide that it cannot be cancelled or modified unless COLO is given 30 days prior written notice of such cancellation or modification. NEXTLINK shall require any contractor or subcontractor working on the Tower on its behalf to procure and maintain the same types, amounts and coverage extensions as required of NEXTLINK.

     NEXTLINK shall procure and maintain workers' compensation insurance complying with the law of the applicable state or states, whether or not such coverage is required by law, and employer's liability insurance with limits of no less than One Million Dollars ($1,000,000). NEXTLINK shall place the Policies required herein with a carrier with an AM Best rating of A-VIII or better. The insurance requirements set forth herein are independent of COLO's and NEXTLINK's indemnification and other obligations under and shall not be construed or interpreted in any way to restrict, limit, or modify COLO's or NEXTLINK's indemnification and other obligations, or to limit COLO's or NEXTLINK's liability under the Agreement.

9. INDEMNITY. To the fullest extent permitted by law, COLO and NEXTLINK shall each, at his expense, indemnify, defend and hold the other, its shareholders, officers, directors, agents, and employees harmless from and against all Claims, as defined below, from any cause arising out of or relating (directly or indirectly) to this Agreement, except claims arising out of or relating to the willful or intentional misconduct or negligence of the other party. For purposes of this Agreement, "Claims" means any and all claims, causes of action (whether based on tort or contract law principles, law or equity, or otherwise), charges, assessments, fines, and penalties of any kind (including consultant and expert expenses, court costs, and reasonable attorneys' fees). This indemnification extends to and includes Claims for: (i) injury to any persons (including death at any time resulting from that injury); (ii) loss of, injury or damage to, or destruction of real or personal property (including all loss of use resulting from that loss, injury, damage, or destruction of the Tower or Premises); and (iii) all direct economic losses. This indemnification may not be construed or interpreted as in any way restricting, limiting, or modifying COLO's or NEXTLINK's insurance or other obligations under this Agreement and is independent of COLO's and NEXTLINK's insurance obligations. The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement and all Claims involving any of the indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitation.

10. DISCLAIMER OF WARRANTY. COLO represents that it has full rights and legal authority to grant the rights herein and that COLO is not aware of and will promptly correct any latent defects. Otherwise, NEXTLINK accepts the Tower on an 'as is' basis at its own risk. Unless specifically stated herein or in the Definitive Agreement between the parties, COLO makes no warranties, express or implied, as to the Tower or the Building. COLO specifically disclaims any and all express or implied warranties, including without limitation any warranties of merchantability or fitness for a particular purpose.

11. DEFAULT. In the event that NEXTLINK fails to perform any material obligation under this Agreement that is not cured within thirty (30) days of receiving a written notice of default, COLO shall have the right to immediately terminate the Agreement; provided, however, that in the event that any action or non-action of NEXTLINK threatens to or causes harm to the Tower or the Building, COLO shall have the right to immediately request cessation of the action or that NEXTLINK take immediate curative action.

12. TERMINATION. Upon expiration or earlier termination of the Agreement: (1) any and all NEXTLINK's payment obligations then accrued under this Agreement will become due and payable immediately; (2) NEXTLINK shall quit and peacefully surrender that portion of the Tower it uses to COLO and remove all Equipment from the Tower, at NEXTLINK's expense; (3) NEXTLINK, at its expense, shall repair, replace, or compensate COLO for any damage to the Tower or Building resulting from the removal of the Equipment within 30 days of receiving notice of any such damage; (4) within 45 days after the expiration or earlier termination date of the Agreement, if NEXTLINK has not removed the Equipment from the Tower, NEXTLINK shall be deemed to have abandoned its claim of ownership to the Equipment and to have conveyed all of its right, title, and interest to the Equipment to COLO without setoff or any other credit of any amount that may be owed to COLO by NEXTLINK; provided, however, that COLO shall have given NEXTLINK at least 10 days prior written notice of the end of the 45 day period and (5) each party shall return all confidential or proprietary information of the other party in its possession and will not make or retain any copies of such confidential information except as required to comply with any applicable legal or accounting record keeping requirement.

13. DISPUTE RESOLUTION. Any dispute arising between COLO and NEXTLINK under this Agreement shall be governed by the dispute resolution provision in the Definitive Agreement between the parties.

14. FORCE MAJEURE. Notwithstanding anything to the contrary contained here, neither party shall be liable for any loss or damage, or deemed to be in breach of the Agreement due to a failure to perform, wholly or in part, if such nonperformance is due to causes beyond that party's control, including acts of God, fire, explosion, earthquake, hurricane, tornado, wind, flood, storm or other natural occurrences; vandalism; third party that computer, voice mail, e-mail, or other telecommunications system failure; any law, order, regulation, direction, action or lawful demand of any Federal, state, local or foreign governments having jurisdiction or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more such governments, or of any civil or military authority, national emergency; insurrection; riot; war; strike, lockout, work stoppage or other such labor difficulty.

15. ASSIGNMENT AND AMENDMENT. Assignment and amendment of this Agreement shall be governed by the assignment and amendment provisions in the Definitive Amendment between the parties.

16. GOVERNING LAW. The Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Except as otherwise provided in Paragraph 13, venue shall be in the state of California. In the event of a dispute or litigation regarding the Agreement, the prevailing party shall be entitled to receive reasonable attorney's fees and costs.

17. LIABILITY. Except for the indemnification provided in Paragraph 9, the liability of COLO for damages arising out of the furnishing or failure to furnish the Tower and other obligations under the Agreement, including but not limited to mistakes, omissions, interruptions, delays, tortious conduct, representations, errors, or other defects, whether by commission or omission, shall be limited to an amount equal to the fees for the use of the Tower. Except for the indemnification provided in Paragraph 9, the liability of NEXTLINK for damages under or arising from this Agreement shall be limited to an amount equal to the fees for use of the Tower.

18. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may made by personal delivery (including by overnight service), or by registered or certified mail, postage prepaid, return receipt requested, as provided below:

          COLO:


          NEXTLINK:


               With a copy to:  NEXTLINK Communications, Inc.
                                500 -- 108th Avenue, Suite 2200
                                Bellevue, WA 98004
                                Attn: General Counsel

    Either party may, by written notice to the other, specify a different address for notice purposes. Notices shall be deemed received when delivered or when delivery is refused.

19. ENTIRE UNDERSTANDING. The Agreement and the Definitive Agreement between the parties constitute the entire understanding of the parties related to the subject matter hereof. In the event of an inconsistency, the Definitive Agreement shall prevail over this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COLO.COM

By: ____________________________________

Title: _________________________________

Date: __________________________________


NEXTLINK Communications, Inc.

By: ____________________________________

Title: _________________________________

Date: __________________________________